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                                                                    EXHIBIT 10.2
                                 H&R BLOCK, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                           (as amended August 1, 2001)


SECTION 1.        PURPOSE OF PLAN

         The H&R Block, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of the subsidiaries of H&R Block, Inc. (collectively H&R Block, Inc. ("Block") and such subsidiaries shall be referred to as the "Company") to acquire an equity interest in Block through the purchase of shares of Block common stock, without par value ("Common Stock"). This Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code").

SECTION 2.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by Block's Board of Directors (the "Board") or by a committee of the Board (the "Committee") appointed by the Board and serving at its pleasure (the Board or any such Committee being herein referred to as the "Administrator"). Until such time as the Board shall determine otherwise, the Compensation Committee of the Board shall serve as Administrator. The Administrator shall have full power and authority, not inconsistent with the express provisions of the Plan, to administer and interpret the Plan, including the authority to:

         (i)      grant options and authorize the issuance of shares;
         (ii) make and amend all rules, regulations, guidelines, procedures and policies for administering the Plan;
         (iii) decide all questions and settle all disputes that may arise in connection with the Plan;
         (iv) appoint persons and entities to act as designated representatives on its behalf in administering the Plan pursuant to its provisions (in which case the term "Administrator" as used herein shall include such persons or entities to the extent of such appointment);
         (v) establish accounts with a person or entity appointed pursuant to (iv) above ("Custodian") to hold Common Stock purchased under the Plan ("Stock Account");
         (vi) cause Block to enter into a written agreement with the Custodian setting forth the terms and conditions upon which Stock Accounts shall be governed ("Custodial Agreement"); and
         (vii) require Participants to hold shares of Common Stock under the Plan in Stock Accounts (in which case each Participant's decision to participate in the Plan shall constitute the appointment of such Custodian as custodial agent for the purpose of holding such shares) until such time as shall be specified in the Custodial Agreement.

         All interpretations, decisions and determinations made by the Administrator shall be binding on all persons concerned.



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SECTION 3. NATURE AND NUMBER OF SHARES

         The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares or previously issued shares reacquired and held by the Company. The aggregate number of shares that may be issued under the Plan shall not exceed 6,000,000 shares of Common Stock.

         In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board or the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan.

SECTION 4. ELIGIBILITY

         Each individual employed by a Participating Subsidiary (as hereinafter defined), except as provided below, shall be eligible to participate in the Plan ("Employee"). The following individuals shall be excluded from participation:

         (a) Persons who, as of the date of grant of an Option, have been continuously employed by the Participating Subsidiary for less than twelve (12) consecutive months;

         (b) Persons who, immediately upon the grant of an Option, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Block or any Subsidiary; and

         (c) Persons who are customarily employed by the Company less than twenty (20) hours per week or for not more than five (5) months in any calendar year.

         For purposes of the Plan, a "Subsidiary" is any corporation or other entity in which Block owns, directly or indirectly, stock (or other ownership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (or other ownership interests). A "Participating Subsidiary" is any Subsidiary meeting the requirements above that is designated by the Board or the Committee as a subsidiary whose employees are eligible to participate in the Plan.

SECTION 5. ENROLLMENT AND WITHDRAWAL

         Each eligible Employee may enroll or re-enroll in the Plan as of the first day of any Option Period (as hereinafter defined) after the Employee first becomes eligible to participate. To enroll, an Employee must complete and sign an enrollment form (including a payroll deduction authorization) in a form acceptable to the Administrator and submit it to the Company, or use such other means to enroll as is authorized by the Administrator, at least 15 calendar days prior to the commencement of such Option Period or by such other date as the Administrator may prescribe. Participation in the Plan is voluntary. A "Participant" shall be an Employee enrolled in the Plan.

         A Participant will automatically be enrolled in all future Option Periods unless the Participant withdraws from the Plan. If a Participant withdraws from the Plan, he or she




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will cease to be a Participant and may only participate in future Option Periods if he or she re-enrolls in the Plan. Any Participant may withdraw from the Plan by notifying the Company at any time during the Option Period prior to the Purchase Date (as defined below). Upon such a withdrawal, the entire amount contributed to the Plan by the Participant (and not yet used to purchase Common Stock) will be refunded without interest as soon as administratively practicable.

SECTION 6. GRANT OF OPTIONS

         Under the Plan, each "Option Period" shall be a period of approximately six (6) months beginning on January 1 and July 1, respectively, and ending on June 30 and December 31, respectively, or such other period as the Board or the Committee may designate from time to time.

         Each person who is a Participant on the first day of an Option Period (the "Grant Date") will as of such day be granted an option for the Period (the "Option"). Such Option will be for the number of whole and fractional shares of Common Stock to be determined by dividing (i) the balance credited to the Participant's Payment Account (as defined in Section 7(b)) during such Option Period by means of payroll deduction (or such other means deemed acceptable by the Administrator) as of the Purchase Date (as determined under Section 8 below), by (ii) the purchase price per share of the Common Stock as determined under Section 8.

         In no event shall a Participant be entitled to purchase, for any Option Period, more than the lesser of (i) the number of shares obtained by dividing $25,000 by the fair market value of a share of Common Stock on the Grant Date for such Option Period, or (ii) the maximum number of shares permitted to be purchased under Section 7(c) below.

         The Administrator will reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is otherwise insufficient, and will return to Participant without interest any remaining unused balance in the Participant's Payment Account as soon as administratively practicable.

SECTION 7. METHOD OF PAYMENT

         (a) Form of Payment. Payment for shares shall be made in installments through after-tax payroll deductions over the Option Period, with such deductions taken from pay periods ending during the Option Period, or in such other form of payment deemed acceptable by the Administrator.

         Subject to the limits below and in Section 8, each Participant may elect through payroll withholding during the Option Period (or such other means deemed acceptable by the Company) to have credited to his or her Payment Account an amount not less than one percent, and not greater than ten percent (10%) of Compensation (as defined below); provided that the Administrator from time to time before an enrollment date may establish limits other than those herein described for all purchases to occur during the relevant Option Period.



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         For purposes of the Plan, "Compensation" shall mean all compensation paid to the Participant by the Company and currently includible in his or her income, including such amounts as commissions, overtime, and other amounts includible in the general definition of compensation provided in Treasury Regulation ss.1.415-2(d)(1), plus any amount that would be so included but for the fact that it was contributed to (a) a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, (b) a nonqualified deferred compensation plan, and/or (c) a cafeteria plan on a before-tax basis pursuant to an election under Section 125 of the Code, but not including (i) payments under stock option plans and other employee benefit plans or other amounts excluded from the definition of compensation provided in the Treasury Regulations under
Section 415 of the Code, (ii) bonuses or compensation paid under short-term incentive plans, and (iii) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, payments of benefits under nonqualified deferred compensation plans, and welfare benefits.

         A Participant may increase or decrease the rate of withholding on a prospective basis effective as to future pay periods within an Option Period by giving not less than two (2) weeks prior written notice (in a form acceptable to the Administrator) to the Company.

         (b) Accounts. A "Payment Account" means the book entry account maintained by the Company or Administrator to record the amount of Participant's payments made pursuant to Section 7(a) and any cash amount carried forward from an Option Period to the Grant Date for the next Option Period pursuant to
Section 9. All payments by each Participant shall be credited to such Participant's Payment Account pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts in the Payment Account shall be assets of the Company and may be used by the Company for any corporate purpose. No interest will be paid on amounts credited to a Participant's Payment Account.

         (c) Limits on Purchase. In no event shall the rights of any Participant to purchase shares (under this Plan and under any other stock purchase plans of Block or any Subsidiary) accrue at a rate that exceeds $25,000 as measured by the fair market value of such shares (determined in the case of each such share as of the date of grant of the related option) for the calendar year.

SECTION 8. PURCHASE PRICE

         The purchase price of Common Stock issued pursuant to the exercise of an Option shall be ninety percent (90%) of the lower of the fair market value of Common Stock on (a) the Grant Date for the Option Period, or (b) the fair market value of Common Stock on the last trading day of the Option Period (the "Purchase Date").

         Fair market value shall mean the closing price of Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities. In the event that there are no sales of Common Stock on any such exchange or market on the Grant Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next following day on which Common Stock was sold on any such exchange or market. In the event that there are no sales of




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Common Stock on any such exchange or market on the Purchase Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next preceding day on which Common Stock was sold on any such exchange or market. In the event that the Common Stock is not listed on any such market or exchange on the Grant or Purchase Dates, a reasonable valuation of the fair market value of the Common Stock on such dates shall be made by the Administrator.

SECTION 9. EXERCISE OF OPTIONS; SIX-MONTH HOLDING PERIOD

         If an Employee is a Participant in the Plan on a Purchase Date, he or she will be deemed to have exercised the Option granted to him or her for the period ending on that Purchase Date. Upon such exercise, the Company will apply the balance of the Participant's Payment Account to the purchase of the number of whole or fractional shares of Common Stock determined under Section 6 and, as soon as practicable thereafter, will issue and deliver said whole shares to the Participant (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan). Any cash remaining in the Participant's Payment Account and the cash value of any fractional shares of Common Stock shall either be carried forward to the next Grant Date (without interest) and become a part of the Payment Account for the Option Period to which such next Grant Date applies, or, upon written request of the Participant to the Administrator, be paid to Participant without interest (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan).

         Notwithstanding anything herein to the contrary, Block's obligation to issue and deliver whole shares of Common Stock under the Plan will be subject to the approval required by any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Block with other applicable legal requirements in effect from time to time.

         Any shares of Common Stock issued under the Plan may not be sold, transferred or assigned for a period of six months after the date issued. Each certificate representing shares of Common Stock issued under this Plan during such six-month period shall bear the following legend:

         "The Shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, until a date that is more than six months after the date of issuance of this certificate.";

or such other legend as shall be approved by the Administrator.

SECTION 10. TERMINATION OF EMPLOYMENT

         Subject to Section 11, upon the termination of a Participant's employment with the Company for any reason, the Participant's Payment Account balance shall be frozen to future accruals and the Participant shall be withdrawn from Plan participation and cease to be a Participant. Upon the cessation of participation, any Option held by the Participant under the Plan will be deemed cancelled, the balance of the Participant's Payment Account will be returned to the Participant or, in the case of death, refunded in accordance with Section 11, without interest, as soon as administratively practicable and the Participant will have no further rights under the Plan.




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SECTION 11. DEATH OF A PARTICIPANT

         Each Participant may designate one or more beneficiaries who, in the event of the Participant's death, would receive any Common Stock and/or cash credited to the Participant under the Plan. In the case of a Participant who is married at time of death, the Administrator may condition any designation of a beneficiary other than the Participant's spouse on the written consent of such spouse. A designation of beneficiary and election may be changed by the Participant at any time. Any such designation or change in designation, if made in accordance with the Plan and in a form and manner that is acceptable to the Administrator, shall be effective upon receipt by the Company and shall be the exclusive means of designating a beneficiary under the Plan. In the absence of a proper beneficiary designation under the Plan, the balance in the deceased Participant's Payment Account under the Plan will be refunded without interest to his or her estate.

         As soon as administratively feasible after the death of a Participant, any Common Stock and/or cash credited to the Participant under the Plan shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such delivery and payment shall relieve the Company of further liability to the deceased Participant or his or her beneficiaries with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Payment Account and, if any, the Stock Account, unless the Participant has given express contrary instructions.

SECTION 12. ASSIGNMENT


         Except as provided in Section 11 above, funds, securities, rights or other property held for the account of a Participant shall not be sold, pledged, assigned, transferred, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. A Participant's right to purchase shares under the Plan shall be exercisable during the Participant's lifetime only by the Participant. If this provision is violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to refund to the Participant the amount then credited to his or her Payment Account and deliver to Participant any whole shares of Common Stock credited to him or her under any Stock Account.

SECTION 13. EQUAL RIGHTS AND PRIVILEGES

         All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provisions of the Code and related regulations. Any provision of the Plan that is inconsistent with
Section 423 or any successor provision of the Code shall without further act of amendment by the Company be reformed to comply with the requirements of Section
423. This Section 13 shall take precedence over all other provisions of the Plan.

SECTION 14. RIGHTS AS STOCKHOLDER


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         A Participant shall have no rights as a stockholder under an Option until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 8 as of the close of business on the Purchase Date for the Option Period.
SECTION 15. MODIFICATION AND TERMINATION OF THE PLAN

         The Board or the Committee may terminate the Plan at any time and may at any time and from time to time amend the Plan in any manner permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by Block's shareholders in the manner prescribed under the Treasury Regulations under Section 423 of the Code, if such amendment would:

         (i) increase the number of shares reserved for purchase under the Plan, unless such increase is by reason of any change in the capital structure of the Company referred to in Section 3 hereof;
         (ii) change the designation of corporations or other entities whose employees may be offered Options under the Plan, except as permitted under Treasury Regulations ss.1.423-2(c)(4);
         (iii) materially modify the requirements as to eligibility for participation in the Plan; or
         (iv) materially increase the benefits accruing to Participants under the Plan.

         In the event the Plan is terminated, the Board or Committee may elect to terminate all outstanding Options either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Board has determined that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If Options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned without interest to the Participants.

SECTION 16. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

         This Plan was adopted by the Board on June 28, 2000. The Effective Date of the Plan shall be September 13, 2000, subject to shareholder approval at the annual meeting of shareholders of H&R Block, Inc. on that date.

SECTION 17. OTHER PROVISIONS

         Options and other documentation under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall conflict with the express terms of the Plan.

SECTION 18. EMPLOYMENT RIGHTS

         Nothing contained in the provisions of the Plan shall be construed to give to any individual the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time.



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